                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CIMETRIX INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             CIMETRIX INCORPORATED




                                 April 25, 1997


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of the Shareholders of Cimetrix Incorporated, which will be held on Saturday, May 31, 1997 at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah, commencing at 9:00 a.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

         At the meeting, in addition to electing five (5) directors, your Board is asking shareholders to approve an amendment to the 1994 Stock Option Plan, to ratify the issuance of stock purchase warrants granted to the Company's new Chief Financial Officer, to ratify the issuance of stock options to non-employee directors, and to ratify a contract with Bicoastal Holding
Company for my continuing services to Cimetrix. These proposals are fully set forth in the accompanying proxy statement which you are urged to read thoroughly. For the reasons set forth in the proxy statement, your Board of Directors recommends a vote "FOR" each of the proposals.

         It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

         Thank you for your cooperation.

                                        Sincerely,



                                        Paul A. Bilzerian
                                        President

                            CIMETRIX INCORPORATED
                        100 N. TAMPA ST., SUITE 3550
                            TAMPA, FLORIDA  33602

                               --------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         MEETING DATE:  MAY 31, 1997


TO OUR SHAREHOLDERS:

         The Annual Meeting of the Shareholders of Cimetrix Incorporated, a Nevada corporation (the "Company"), will be held at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah, commencing at 9:00 a.m., on May 31, 1997, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

         1. To elect five (5) directors to the Company's Board of Directors to serve for one-year terms.

         2. To approve an amendment to the Cimetrix Incorporated 1994 Stock Option Plan, in order to increase the number of shares of the Company's common Stock reserved for issuance thereunder by 506,184 shares to an aggregate of 2,500,000 shares.

         3. To ratify the issuance of stock purchase warrants to David L. Redmond, the Company's new Chief Financial Officer.

         4. To ratify the issuance of stock options to non-employee directors of the Company.

         5. To ratify a contract with Bicoastal Holding Company for Paul Bilzerian's continuing services to Cimetrix.

         6. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on April 30, 1997 as the record date for determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote. At the record date, 24,143,928 shares of Common Stock were issued and outstanding.

         TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

         If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so at the appropriate place on the proxy card enclosed.

                                        By Order of the Board of Directors,



                                        David L. Redmond
                                        Secretary
Tampa, Florida
May 2, 1997

                            CIMETRIX INCORPORATED
                        100 N. TAMPA ST., SUITE 3550
                            TAMPA, FLORIDA  36302

                               ---------------

                               PROXY STATEMENT

                               ---------------

                       ANNUAL MEETING OF SHAREHOLDERS
                         MEETING DATE:  MAY 31, 1997

         This Proxy Statement is being sent on or about May 5, 1997 in connection with the solicitation of proxies by the Board of Directors of Cimetrix Incorporated, a Nevada corporation (the "Company" or "Cimetrix"). The proxies are for use at the 1997 Annual Meeting of the Shareholders of the Company, which will be held at the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah, on May 31, 1997, commencing at 9:00 a.m., and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on April 30, 1997 (the "Record Date"). Only holders of record of the Company's Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

         A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for the five (5) nominees for election as directors as set forth in this Proxy Statement, for the proposal to amend the Cimetrix Incorporated 1994 Stock Option Plan, for the proposal to ratify the issuance of stock purchase warrants granted to David L. Redmond, the Company's Chief Financial Officer, for the proposal to ratify the issuance of stock options to the Company's non-employee directors, and for the proposal to ratify a contract with Bicoastal Holding Company for Paul Bilzerian's continuing services to Cimetrix, and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

         At the Record Date, there were 24,143,928 Shares of the Company's Common Stock issued and outstanding. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. No other voting securities of the Company were outstanding at the Record Date.

         Holders of the Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. In order for action to be taken on any matter, it must receive a majority of the votes present and voting in person or by proxy except the election of directors. Directors may be elected by a plurality vote. The five
(5) nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Unless instructed otherwise, the shares represented by proxies to management will be voted for the named nominees.

         The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 30, 1997, the number of shares of the Company's common stock, par value $0.0001, held of record or beneficially by each person who held of record or was known by Cimetrix to own beneficially, more than 5% of the Company's common stock, and the name and share holdings of each officer and director and of all officers and directors as a group.

                                                                  Amount and Nature of Ownership
                                                   ----------------------------------------------------------
                                                     Sole Voting and         Warrants and         Percent of
Name of Person of Group                            Investment Power (1)       Options (2)        Class (3)(4)
-----------------------                            --------------------      ------------        ------------
PRINCIPAL SHAREHOLDERS:

Shirlee Dastrup                                              500,000(5)                                  2.1%
6337 Highland Drive                                                                   -0-                2.1%
Salt Lake City, Utah  84121

Lincoln and Linda Dastrup                                  2,328,100(5)                                  9.6%
871 Osmond Lane                                                                       -0-                9.6%
Provo, Utah  84604

Paul Bilzerian and Terri Steffen                           3,300,000(6)                                 13.7%
16229 Villarreal De Avila                                                             -0-               13.7%
Tampa, Florida  33613

Adam J. Bilzerian                                          1,200,000(7)                                  5.0%
16229 Villarreal De Avila                                                             -0-                5.0%
Tampa, Florida  33613

Dan B. Bilzerian                                           1,200,000(7)                                  5.0%
16229 Villarreal De Avila                                                             -0-                5.0%
Tampa, Florida  33613

Paul A. Bilzerian                                          8,106,112(5)(6)                              33.6%
16229 Villarreal De Avila                                                             -0-               33.6%
Tampa, Florida  33613

OFFICERS AND DIRECTORS:

Paul A. Bilzerian                                          8,106,112(5)(6)                              33.6%
                                                                                      -0-               33.6%

Douglas A. Davidson                                           55,000                                     0.2%
                                                                                   75,000                0.5%

Paul A. Johnson                                                  -0-                                     0.0%
                                                                                   10,000                0.1%

                                                                  Amount and Nature of Ownership
                                                   ----------------------------------------------------------
                                                     Sole Voting and         Warrants and         Percent of
Name of Person of Group                            Investment Power (1)       Options (2)        Class (3)(4)
-----------------------                            --------------------      ------------        ------------
OFFICERS AND DIRECTORS (CONT.):

Dr. Ron Lumia                                                  1,500                                     0.0%
                                                                                  75,000                 0.3%

David L. Redmond                                             140,000                                     0.6%
                                                                                 375,000                 2.1%

David P. Faulkner                                                -0-                                     0.0%
                                                                                 150,000                 0.6%

Robert H. Reback                                                 -0-                                     0.0%
                                                                                 120,000                 0.5%

Andrea J. Berry                                                  -0-                                     0.0%
                                                                                  25,000                 0.1%

Ron Hair                                                         -0-                                     0.0%
                                                                                  50,000                 0.2%

Norman J. Ibrahim                                                -0-                                     0.0%
                                                                                  50,000                 0.2%

Dr. Steven Sorensen                                          274,390                                     1.1%
                                                                                 124,610                 1.6%

Dr. Xuguang Wang                                             180,722                                     0.8%
                                                                                 219,278                 1.6%

ALL OFFICERS AND DIRECTORS
AS A GROUP (12 PERSONS)                                    8,757,724                                    36.3%
                                                                               1,273,888                39.5%

----------------------------------------
(1) Except as otherwise indicated, to the best knowledge of the Company, all stock is owned beneficially and of record, and each shareholder has sole voting and investment power. In the case of Shirlee Dastrup and Lincoln and Linda Dastrup, voting power is shared by proxy with Mr. Bilzerian.

(2) All options have been awarded under the Company's 1994 Stock Option Plan, except: (i) those warrants granted to David L. Redmond, the Company's Chief Financial Officer; (ii) those warrants granted to members of the advisory panel; and (iii) those warrants held by former holders of notes payable by the Company which warrants were issued in connection with the retirement of those notes payable. The options issued under the stock option plan are exercisable at prices ranging between $3.00 per share and $10.00 per share. They are exercisable for up to five years from the date of grant and are subject to a two-year vesting schedule. The 325,000 warrants held by David L. Redmond vest ratably over two years from April 15, 1997 and are exercisable at $6.00 per share. The warrants held by members of the advisory panel (450,000 in toto) are fully vested and are exercisable at any time prior to September 15, 1999 at a price of $3.00 per share. The warrants owned by former note holders
(192,500 in toto) are fully vested and were exercised on April 29, 1997 at a price of $2.00 per share.

(3) The percentages shown are based on 24,143,928 shares of common stock of the Company issued and outstanding as of April 30, 1997.

(4) The percentage ownership for the options held by the indicated individuals is based on an adjusted total of issued and outstanding shares giving effect to the assumed exercise of each individual's options, plus any shares owned by such individuals.

(5) The number of shares indicated for Mr. Paul Bilzerian represents shares for which Ms. Shirlee Dastrup and Linda and Lincoln Dastrup and Mr. W. Keith Seolas and family members, have granted the voting rights by proxy to Mr. Bilzerian. Mr. Bilzerian may be deemed to be the beneficial owner of all those shares pursuant to the proxies, although he disclaims any beneficial interest in the shares other than the right to vote them. Mr. Bilzerian holds the irrevocable proxies to vote these shares for directors and on most ordinary matters presented to shareholders, but not extraordinary matters, such as mergers, sales, or dissolution. Ownership of shares held by W. Keith Seolas and his family members are in dispute with the Company.

(6) Overseas Holdings, Ltd., a Nevada limited partnership (whose general partner is Bicoastal Holding Company, a Cayman Islands corporation, and whose limited partner is the Paul A. Bilzerian and Terri L. Steffen 1995 Revocable Family Trust), owns 3,000,000 shares of Cimetrix common stock. Bicoastal Holding Company owns 300,000 shares of Cimetrix common stock. The Paul A. Bilzerian and Terri L. Steffen 1995 Revocable Family Trust is the beneficial owner of all the stock of Bicoastal Holding Company.

(7) Adam J. Bilzerian and Dan B. Bilzerian are the sons of Paul A. Bilzerian and Terri L. Steffen. The Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust for the Benefit of Adam J. Bilzerian and Dan B. Bilzerian owns 2.4 million shares of Cimetrix common stock. Paul A. Bilzerian and Terri
L. Steffen disclaim any beneficial ownership of this stock. The Trust is irrevocable and has independent trustees responsible for the affairs of the Trust.


  PROPOSAL NO. 1:  RATIFICATION OF AGREEMENT WITH BICOASTAL HOLDING COMPANY

         On April 15, 1997, the Company entered into an Agreement with Bicoastal Holding Company providing for the continued services of Paul A. Bilzerian and Terri L. Steffen. Mr. Bilzerian has been a management consultant to the Company since March, 1994 and has most recently served as the Company's President and as a Director. Ms. Steffen, his wife, has also assisted the Company in various capacities since 1995. Pursuant to a Consulting Agreement executed in March, 1994 and amended in June, 1994, Bicoastal Holding Company received warrants to purchase 6,000,000 shares of the Company's common stock for an aggregate price of $1,000,000 in exchange for Mr. Bilzerian's services from March, 1994 through March, 1997. Bicoastal Holding Company is an affiliate of Mr. Bilzerian and Ms. Steffen and has exclusive employment contracts with them.

         The Company wishes to retain Mr. Bilzerian's and Ms. Steffen's services for at least two more years. Accordingly, pursuant to the new Agreement, the Company will pay Bicoastal Holding Company for their services at the rate of $10,000 per month for Mr. Bilzerian's services and $4,000 per month for Ms. Steffen's services. The Company may terminate the employment arrangement at the end of any month.

         As part of the Agreement, Bicoastal and the other holders of the 6,000,000 warrants previously issued agreed to exercise all of the warrants. Simultaneously, the Company agreed to repurchase 200,000 shares of stock from Bicoastal at a price of $5.00 per share, and Bicoastal agreed to deliver, at no charge, 100,000 shares of the Company's stock to Cowen & Company, the Company's investment advisers. Cowen & Company has been assisting the Company with developing its business strategies since January, 1996, and the Company incurred costs of approximately $150,00 for their services. This amount is significantly less than the normal fees for these services. The Company believes that it is necessary to reward its investment advisers for their efforts to date and to provide them with an incentive to continue to assist the Company, but the Company does not wish to deplete its cash reserves or to further dilute its shareholders' interests to accomplish this goal. The net effect of these provisions is to provide Mr. Bilzerian's related entities with 5,700,000 shares of stock pursuant to the exercise of the warrants, to reward the Company's investment advisers for their efforts, and to return 200,000 shares to the Company's treasury, all at no net cost to the Company. The transaction also has a slightly anti-dilutive effect on the shareholders because the Company is able to repurchase 200,000 shares at a market cost and the shares provided to Cowen do not come from the Company.

         The terms of the Agreement require approval by the shareholders of its execution because of Mr. Bilzerian's position as a Director and President of the Company. A copy of the Agreement is hereto attached as Exhibit 1. For information about Mr. Bilzerian, see "Election of Directors - Biographical Information."

         The Board of Directors has authorized the execution of the Agreement with Bicoastal Holding Company and recommends a vote FOR ratification of the agreement.


          PROPOSAL NO. 2:  APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

         On March 24, 1997, the Board of Directors adopted an amendment to the Company's Stock Option Plan (the "Plan") which became effective January 1, 1995. The Plan originally provided for the grant to directors, officers, employees, and consultants of the Company of options to acquire up to 1,993,816 shares of the Company's common stock. At the Annual Meeting of Shareholders, the shareholders are being asked to consider and approve the adoption of an amendment to the Plan to add 506,184 shares to the option pool, making a total of 2,500,000 shares of common stock available thereunder. The Company has issued 1,801,213 options under the Plan and believes that additional shares are needed for the Company to be able to continue to attract and retain key employees. The essential features of the Plan are summarized below. A copy of the Plan and the Amendment are attached hereto as Exhibit 2.

Purpose

         The purpose of the Plan is to promote the interests of the Company and its shareholders by enabling the Company to attract and retain, on a long-term basis, key executives, employees, and outside consultants by providing them with significant proprietary incentives based on the Company's long-term success.

Administration

        The Plan is administered by a committee of the Board of Directors designated to administer the Plan. The committee consists of Paul A. Bilzerian and David L. Redmond. No compensation is paid to the committee members who administer the Plan. No committee members charged with administrative duties under the Plan may receive options under the Plan, although options under the Plan may be used to replace options previously granted or contractually promised prior to the date the committee members became committee members. The interpretation and construction of the Plan by the committee is final and conclusive.

Eligibility

         The Plan provides that options may be granted to the Company's officers, directors, employees, and consultants. The committee selects the participants and determines the number of shares to be subject to each option. In making such determinations, the participant's duties and responsibilities, present and potential contributions to the Company's success, and other relevant factors are considered. An optionee pays no consideration for the grant of the option, but must continue to be employed by the Company in order to realize any value from an option.

Option Terms

         The terms of options granted are determined by the committee. Each option is evidenced by a stock option agreement between the Company and the participant. Each option is also subject to the following terms and conditions:

         (a) Vesting Schedule. Each participant earns the right to exercise his option by continuing to perform services for the Company for two years after the grant date. 50% of the option vests one year after the grant date, and the remainder vests two years after the grant date, subject to the earlier termination of the option in the event of termination of employment, death, or disability, and also subject to the acceleration upon certain changes in control of the Company. The committee can alter this vesting schedule in a particular option agreement. An option is exercised by giving written notice to the Company, specifying the number of shares to be purchased and tendering to the Company the full purchase price plus any tax withholding liability the Company may incur upon exercise. The exercise price will be payable in cash or such other form of consideration as the committee approves.

         (b) Exercise Price. The exercise price of options granted under the Plan is determined by the committee and for officers, directors, or 10% shareholders, the exercise price must be not less than 50% of the closing trade price of the Company's stock on the date the option is granted. Exercise prices are normally at the market price of the Company's stock at the grant date. The Company's stock price was $5.875 on March 20, 1997.

         (c) Termination of Employment. If an optionee's employment relationship with the Company is terminated for reasons other than death or disability, options held by such person cease to be exercisable.

         (d) Death or Disability of Optionee. If an optionee's employment relationship with the Company terminates by reason of death or disability, any option held by such optionee will be exercisable as to the vested portion for one year from the date of death or disability.

         (e) Termination of Options. Unless otherwise provided in the option agreement, all options granted will expire five years after their grant dates.

         (f) Nontransferability of Options. Except in the event of death or a transfer pursuant to a qualified domestic relations order, an option is not transferable by an optionee. It is exercisable only by the optionee or his former spouse during the optionee's lifetime, and only by his heirs or executors, pursuant to the laws of descent and distribution, following his death.

         (g) Other Provisions. An option agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the committee.

Exchange of Options

         The committee may accept surrenders of options and grant new options in substitution therefor.

Adjustments in Capitalization

         In the event of a stock split, reverse stock split, stock dividend, or similar transaction with respect to the Company's common stock, which results in a greater or lesser number of outstanding shares without receipt of consideration, appropriate adjustment will be made to the aggregate number of shares reserved for issuance under the Plan, as well as in the number of shares subject to and the exercise price of all then outstanding options.

Changes in Control

         If the Company sells all or substantially all its assets or is acquired in a merger, tender offer transaction, or another type of reorganization, the options will fully vest and become exercisable immediately prior to such transaction.

Interpretation, Amendment and Termination

         The committee has the authority to interpret the provisions of the Plan and to resolve any issues arising under it, and may amend or terminate the Plan at any time without shareholder approval; provided, however, that shareholder approval is required for any amendment that materially increases the maximum number of shares for which options may be granted, materially alters eligibility requirements, or materially increases any benefits accruing to participants. Further, no such amendment or termination may alter or impair the rights of an optionee without his consent.

Tax Consequences

         All options granted under the Plan are nonstatutory options, and will not qualify for any special tax benefits. Under existing law, the options are deemed to have no readily ascertainable value on the grant date, and the optionee recognizes no taxable income on the date of grant. Upon exercise, however, the difference between the market price of the stock and the exercise price of the option is treated as ordinary income to the optionee and is deductible at that time by the Company. However, if the optionee is an officer, director, or ten-percent shareholder subject to the restrictions on "short-swing" trading imposed by section 16 of the Securities Exchange Act of 1934, the date of income recognition and deduction may be deferred for at least six additional months, and possibly longer. The optionee can avoid the tax deferral by filing an election to be taxed on the exercise date, pursuant to section 83(b) of the Internal Revenue Code. The income recognized upon exercise by an employee is treated as wages subject to withholding, and in order to exercise an option, the optionee who is an employee must pay to the Company any withholding tax liability. Any resale of shares at a price above the exercise price will generally result in capital gain.

         Plan Benefits

         The following table illustrates the benefits or amounts that have been received by or allocated to each of the listed persons or groups under the Plan. The dollar value of the benefits under the Plan is indeterminable, and wwill depend on such things as each participant's length of continued service and option exercise price, as well as the value of the Company's stock on the as-yet undefined option exercise dates.


                                 PLAN BENEFITS
                    Cimetrix Incorporated Stock Option Plan


         Name and Position                             Dollar Value                           Number of Shares
         -----------------                             ------------                           ----------------
Paul A. Bilzerian, President, Director                 n/a                                              0
Douglas A. Davidson, Director                          n/a                                         75,000
Paul A. Johnson, Director                              n/a                                         10,000
Dr. Ron Lumia, Director                                n/a                                         75,000
David L. Redmond, Director                             n/a                                         50,000
Robert H. Reback, Executive Vice
   President of Sales & Marketing                      n/a                                        120,000
David P. Faulkner, Executive Vice
   President of Operations                             n/a                                        150,000
Officer Group                                          n/a                                        813,888
Non-Executive Director Group                           n/a                                        160,000
Non-Executive Employee Group                           n/a                                        487,000

         The Board of Directors has adopted the amendment to the Company's Stock Option Plan and recommends a vote FOR approval of the amendment.


             PROPOSAL NO. 3:  RATIFICATION OF ISSUANCE OF WARRANTS

         On April 15, 1997, the Company agreed to issue to David L. Redmond, its new Chief Financial Officer, stock purchase warrants that will enable him to purchase 325,000 shares of the Company's stock for $6.00 per share. Mr.
Redmond has been a director of the Company since September, 1995. The stock purchase warrants are similar to options issued under the Company's Stock
Option Plan, but they vest if the Company terminates Mr. Redmond's employment and remain exercisable thereafter. If Mr. Redmond voluntarily terminates his employment, the warrants are forfeited. The warrants are exercisable until June 30, 1999. The terms of the stock purchase warrants require approval by the shareholders of their issuance because of Mr. Redmond's position as a Director and Officer of the Company. A copy of the Mr. Redmond's Stock Purchase Warrant is attached hereto as Exhibit 3. For information about Mr. Redmond, see "Election of Directors - Biographical Information."

         The Board of Directors has issued Mr. Redmond's stock purchase warrants and recommends a vote FOR ratification of its action.


           PROPOSAL NO. 4: RATIFICATION OF ISSUANCE OF STOCK OPTIONS


         Following the 1996 Annual Shareholders Meeting, Douglas A. Davidson and Dr. Ron Lumia were each granted stock options to purchase 25,000 shares of stock at an exercise price of $7.50 per share. On January 29, 1997, Paul A. Johnson was granted options to purchase 10,000 shares of stock at an exercise price of $7.50 per share. All of the options will be fully vested and exercisable on May 31, 1997 (the date of the Annual Shareholders Meeting). The committee has also agreed to issue options to purchase 24,000 shares of stock to each of Douglas A. Davidson, Dr. Ron Lumia, and Paul A. Johnson for their Board service for the year beginning May 31, 1997. The options will be exercisable at a price of $6.00 per share. Those options will vest at the rate of 2,000 per month, so that they will be fully vested and exercisable at the 1998 Annual Shareholders Meeting. Because the options have been and will be issued to directors, the Board believes that the shareholders should have the opportunity the ratify their issuance. Pursuant to authority delegated by the Board, the Stock Option committee has issued the 1996 options and agreed to issue the 1997 options, and the Board recommends a vote FOR ratification of its action.

                             ELECTION OF DIRECTORS

         The Board of Directors has determined that the five (5) directors named below will be nominated for election as directors at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected.

         The Board of Directors have advised the Company that it intends at the Annual Meeting to vote the shares covered by the proxies for the election of the nominees named below. If any one or more of such nominees should for any reason become unavailable for election, the Board of Directors may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

  The nominees for election as directors at the Annual Meeting are set forth below.

                                           Positions with                                 Director
         Name                              the Company                                      Since
         ----                              -----------                                    ----------
Paul A. Bilzerian                          President, Chief Executive                  February 9, 1996
                                           Officer and Director

Douglas A. Davidson                        Director                                    March 1, 1995

Paul A. Johnson                            Director                                    January 29, 1997

Dr. Ron Lumia                              Director                                    January 1, 1996

David L. Redmond                           Executive Vice President,                   September 20, 1995
                                           Chief Financial Officer and
                                           Director

         For additional biographical information concerning these individuals, see "Biographical Information."

         The Company's Board of Directors met twelve times during 1996. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors. The Company's Board of Directors serves in its entirety as the Nominating, Compensation and Audit Committees. All issues normally addressed by these committees are addressed by the full Board of Directors during their meetings.

         All directors of the Company hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

         Directors who are not employees of the Company receive no cash compensation, but are reimbursed for expenses. Douglas A. Davidson and Dr. Ron Lumia were each granted stock options on August 24, 1996 (the date of the 1996 Annual Shareholders Meeting) to purchase 25,000 shares of common stock at an exercise price of $7.50 per share, which vest and become exercisable on the date of the 1997 Annual Shareholders Meeting. Paul A. Johnson was granted stock options on January 29, 1997 to purchase 10,000 shares of common stock at an exercise price of $7.50 per share, which vest and become exercisable on the date of the 1997 Annual Shareholders Meeting.

BIOGRAPHICAL INFORMATION

         There is no family relationship among the current directors and executive officers. The following sets forth brief biographical information for each director of Cimetrix.

Paul A. Bilzerian, President, Chief Executive Officer and Director, age 46, has been involved in Cimetrix in various capacities since 1994. Mr. Bilzerian has been involved in more than $10 billion dollars of corporate transactions and financing. He has a B.S. Degree from Stanford University and a Masters in Business Administration from Harvard University.

Douglas A. Davidson, age 58, is Chairman of the Board of PubNetics, Inc., an electronic publishing software company and has been managing partner, since 1991, of Pensar, a consulting company that provides executive and consulting services to information and technology companies. During 1993 and 1994, he served as a consultant to and, later, Executive Vice President for XVT Software, Inc. of Boulder, Colorado, a leader in cross platform Graphical User Interface building tools. From 1989 to 1991, Mr. Davidson served as President and Vice Chairman for Network Management, Inc., a privately-held systems integration and services company specializing in network management for local and wide area networks. Prior to 1989, Mr. Davidson had other similar executive experiences with Honeywell Information Systems, Mohawk Data Sciences, Display Data Corporation, and Science Management Corporation for over 20 years. He received a Bachelor of Arts in Business Administration and Economics from Colby College in 1960.

Paul A. Johnson, age 41, has been the Director of Consulting for Object Space, Inc. since January, 1996. He was a Vice President-Project Engineer for Citibank, N.A. during 1995 and a Senior Consultant with Rothwell International during 1994. From 1992-1994, he was a Senior Software Engineer with Thesis, Inc. and from 1985-1992 was a Staff Engineer with Martin Marietta Astronautics. Mr. Johnson has a B.S. Degree in Physics from the United States Military Academy in West Point, N.Y. and a M.S. Degree in Mechanical Engineering from Georgia Institute of Technology.

Dr. Ron Lumia, age 46, has been a Professor in the Mechanical Engineering Department of the University of New Mexico since October, 1994. From 1986 through September, 1994, Dr. Lumia served as Group Leader at the National Institute of Standards and Technology (NIST), performing research in the areas of advanced automation, robotics, machine vision, and systems integration. Previously, he taught at ESIEE (Paris, France), Virginia Tech, and the National University of Singapore, where he consulted for a variety of companies. Dr. Lumia received a B.S. from Cornell University and a M.S. and Ph.D. from the University of Virginia, all in electrical engineering. He is the author of over 100 technical papers.

David L. Redmond, Executive Vice President, Chief Financial Officer and Director, age 45, joined Cimetrix as Executive Vice President and Chief Financial Officer in February, 1997. He has been a Director of Cimetrix since September 20, 1995. Mr. Redmond was Executive Vice President and Chief Financial Officer of Pharmacy Corporation of America ("PCA") from 1995-1997. From 1991-1995, he was Senior Vice President and Chief Financial Officer of Pharmacy Management Services, Inc., a publicly-held company which was acquired by PCA in June, 1995. Mr. Redmond spent approximately 16 years with KPMG Peat Marwick, including 6 years as Partner in Charge of KPMG's High Technology Practice in Florida. He was also a member of KPMG's High Technology Group. Mr. Redmond is a Certified Public Accountant and has a B.S. Degree in Accounting from the University of North Dakota.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

         The following table discloses compensation paid to the named Executive Officers for the three fiscal years ended December 31, 1996 by the Company's executive officers whose annual salary equals or exceeds $100,000 ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                         ANNUAL                     --------------
                                                      COMPENSATION                    SECURITIES
                                          -----------------------------------         UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR          SALARY          BONUS         OPTIONS (#)      COMPENSATION(1)
---------------------------             --------     ------------     ---------     --------------   -------------------
Paul A. Bilzerian, President and          1996       $     50,000          -               -                 -
   Chief Executive Officer                1995             36,000          -               -                 -
                                          1994              8,000          -           6,000,000             -

Robert H. Reback, Executive Vice          1996            115,000       15,000           120,000             -
  President of Sales & Marketing          1995                -            -               -
                                          1994                -            -               -                 -

David P. Faulkner, Executive Vice         1996             35,483          -             150,000             -
 President of Operations                  1995                -            -               -                 -
                                          1994                -            -               -                 -

(1) The amounts disclosed in this column consist only of Company contributions under the Company's 401(k) plan, and term life insurance premiums and in the aggregate are less than 10% of total salary and bonus.

COMPENSATION PURSUANT TO STOCK OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information on option grants in fiscal 1996 to the Named Executive Officers.

                                     Individual Grants
                       -------------------------------------------
                                                                                              Potential Realizable
                          Number of       Percent of                                                Value at
                         Securities      Total Options                                    Assumed Annual Rates of Stock
                         Underlying       Granted to      Exercise                   Price Appreciation for Opti   on Term (2)
                          Options        Employees in      Price      Expiration     -----------------------------------------
Name                   Granted (#)(1)    Fiscal Year     ($/Share)       Date        0%(5)           5%($)            10%($)
----                   --------------    ------------    ---------       -----       -----         ----------       ----------
Robert H. Reback          50,000            9.7%           9.00         01/01/01       0             124,325          274,730
                          50,000            9.7%           9.00         04/22/01       0             124,325          274,730
                          20,000            3.9%           7.50         08/26/01       0              41,442           91,577
David P. Faulkner        150,000           29.1%           7.00         08/05/01       0             290,096          641,036

(1) All options listed were granted pursuant to the 1994 Stock Option Plan. Option exercise prices are generally at the market price when granted. The options have terms of 5 years and vest over two years. The exercise price and federal tax withholding may be paid in cash or with shares of Cimetrix stock already owned.

(2) The table above provides information regarding stock options that were granted during fiscal year 1996 to the executive officers listed in the Summary Compensation Table. The table also shows hypothetical values of the granted options at the end of the option terms (five years), assuming that the price of the Company's Common Stock appreciates annually at the compounded rates of 5% and 10%, using the exercise price of each option as the beginning price. The real value of the options in this table depends on the actual appreciation of the value of the Company's Common Stock. No assurance exists that the price of the Company's Common Stock will appreciate at the rates assumed in the table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following provides information on option exercises in fiscal 1996 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1996.

                                                                  Number of Securities
                                                                 Underlying Unexercised           Value of Unexercised
                            Shares                                    Options at                 In-the-Money Options at
                           Acquired                                Fiscal Year-End(#)              Fiscal Year-End ($)
                          On Exercise            Value             ------------------              -------------------
Name                          (#)                 ($)         Exercisable    Unexercisable    Exercisable     Unexercisable
----                   ------------------   ---------------   -----------    -------------    -----------     -------------
Paul A. Bilzerian              0                   0          6,000,000(1)              0    $39,500,000(1)         0
Robert H. Reback               0                   0                  0           120,000              0            0
David P. Faulkner              0                   0                  0           150,000              0            0

(1) Includes warrants for 2.4 million shares of Cimetrix stock with a value of unexercised in-the-money options at fiscal year end of $15,800,000 held by the Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust for the Benefit of Adam J. Bilzerian and Dan B. Bilzerian. Paul A. Bilzerian and Terri L. Steffen disclaim any beneficial ownership of these warrants. The Trust is irrevocable and has independent trustees responsible for the affairs of the Trust.


                    REPORT ON EXECUTIVE OFFICER COMPENSATION

    The Board of Directors reviewed and approved the compensation and fringe benefits for the Company's officers, consisting of approximately 9 persons.
The Board evaluates the performance of all officers, including the President and Chief Executive Officer, and administers the Company's compensation program for officers.

COMPENSATION PHILOSOPHY

    The Company's compensation philosophy for officers conforms to its compensation philosophy for all employees generally. The Company's compensation is designed to:

         - Provide compensation comparable to that offered by companies with similar business, allowing the Company to successfully attract and retain the employees necessary to its long-term success.

         - Provide compensation that rewards individual achievement and differentiates among employees based upon individual performance.

         - Provide incentive compensation that varies according to both the Company's success in achieving its performance goals and the employee's contribution to that success; and

         - Provide an appropriate linkage between employee compensation and the creation of shareholder value through awards that are tied to the Company's financial performance and by facilitating employee stock ownership.

In furtherance of these goals, the Company's officers' compensation comprises salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various fringe benefits, including medical benefits and a 401(k) savings plan.

SALARIES

         The Board of Directors reviewed the salaries of all the officers of the Company for fiscal year 1996. The Board of Directors made salary decisions concerning the officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries were competitively set relative to both other companies in the software industry and other comparable companies. Second, the Board of Directors considered each officer's level of responsibility and individual performance, including an assessment of the person's overall value to the Company. Third, internal equity among employees was factored into the decision. Finally, the Board of Directors considered the Company's financial performance and its ability to absorb any increases in salaries.

BONUSES

         Each officer is eligible to receive an annual cash bonus that is generally paid pursuant to an incentive compensation formula established at the beginning of a year in connection with the preparation of the Company's operating budget for the year. In formulating decisions with respect to cash bonus awards, the Board of Directors evaluates each officer's role and responsibility in the Company and other factors that the Board deems relevant to motivate each officer to achieve strategic performance goals.

STOCK OPTIONS

         The Company has a stock option plan that is designed to align the interests of the shareholders and the Company's officers in the enhancement of stockholder value. Stock options are granted under the plan by an administrative committee comprising disinterested members of the Board of Directors. The President and Chief Executive Officer does not participate in the Company's stock option plan because he received substantial warrants in 1994 when he signed a services agreement with the Company. In general, stock options are granted at an exercise price not lower than the fair market value of the Company's Common Stock on the date of grant. In formulating its recommendations to the administrative committee for the stock option plan, the Board of Directors evaluates the Company's overall financial performance for the year, the desirability of long-term service from an officer and the number of stock options held by other officers in the Company who have the same, more or less responsibility. To encourage long-term performance, the stock options granted in fiscal year 1996 vest ratably over a two-year period and expire up to five years after the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The total compensation of the President and Chief Executive Officer for fiscal year 1996 was based on his duties and responsibilities and in light of the substantial warrants he received in 1994.

                                    BOARD OF DIRECTORS

                               PERFORMANCE GRAPH

         The following graph shows a comparison of the three year cumulative total return for the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer and Data Processing Stocks Index, assuming an investment of $100 on December 1, 1994. Prior to December 1, 1994, there was no public trading market for Cimetrix Common Stock, and hence, no reliable information from which to establish "high" and "low" bids. The cumulative return of the Company was computed by dividing the difference between the price of the Company's Common Stock at the end and the beginning of the measurement period (December 1, 1994 to December 31, 1996) by the price of the Company's Common Stock at the beginning of the measurement period.


               COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
        AMONG CIMETRIX INCORPORATED, THE NASDAQ STOCK MARKET-US INDEX
               AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                                        12/01/94        12/94           12/95           12/96
                                        --------        -----           -----           -----
Cimetrix Incorporated                   100             200             289             200
Nasdaq Stock Market-US                  100             100             142             174
Nasdaq Computer & Data Processing       100             101             154             190

*  $100 INVESTED ON 12/01/94 IN STOCK OR ON
   11/30/94 IN INDEX - INCLUDING REIVESTMENT OF
   DIVIENDS. FISCAL YEAR ENDED DECEMBER 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICES AGREEMENT

         On March, 1994, Cimetrix hired Paul A. Bilzerian to perform consulting services. The Company was in financial crisis and turned to Mr. Bilzerian because of his extensive prior business and management experience. As a condition of his agreement to provide consulting services to Cimetrix, Mr. Bilzerian received proxies to vote all shares held by the Company's former management. The proxies are irrevocable until December 31, 1998. Bicoastal Holding Company, an affiliate of Mr. Bilzerian, also received warrants to acquire 6,000,000 shares of the Company's common stock. The warrants were exercisable at any time before June 1, 1999, for an aggregate price of $1,000,000 ($0.1666 per share). Mr. Bilzerian received no cash compensation from the Company, other than expense reimbursements until late 1994, when the Board voted to pay his company, Bicoastal Holding Company, $2,000.00 per month for his services. In a supplemental consulting agreement dated August 8, 1995, the Company renegotiated its contract with Mr. Bilzerian in order to retain his services for an extended period of time and requested him to temporarily relocate his family to Provo, Utah. In connection with the renegotiation, Bicoastal Holding Company was paid $50,000 annually until March 31, 1997, and Mr. Bilzerian had rent-free use of the Company's residence in Provo, Utah from August, 1995 until June, 1996. The Company's residence was sold in December, 1996. Mr. Bilzerian is currently serving as President of the Company (see Proposal No. 1).

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of copies of such forms and such written representations regarding compliance with such filing requirements as were received from its executive officers, directors and greater than 10% shareholders (if any), the Company believes that all such Section 16(a) filing requirements were complied with during 1996, except as described below in this paragraph. Andrea J. Berry, David P. Faulkner and Ronald E. Hair joined the Company during 1996 and failed to timely file an initial or annual statement of beneficial ownership. They each filed an annual statement of beneficial ownership on February 20, 1997, five days after the due date. Dr. Steven Sorensen and Dr. Xuguang Wang filed their annual statement of beneficial ownership on February 20, 1997, five days after the due date. Robert H. Reback filed an annual statement of beneficial ownership on February 27, 1997, twelve days after the due date. Douglas A. Davidson and Dr. Ron Lumia, directors of the Company, filed their annual statements of beneficial ownership on February 27, 1997 and March 31, 1997, respectively, which were twelve days and forty-four days, respectively, after the due date. Shirlee Dastrup and Lincoln and Linda Dastrup (10% shareholders) filed their annual statements of beneficial ownership on March 12, 1997, twenty-five days after the due date.


                                 ANNUAL REPORT

         A copy of the Company's Annual Report, including financial statements for the years ended December 31, 1996, 1995 and 1994, is being mailed with this Proxy Statement to shareholders of record on the Record Date.

                              INDEPENDENT AUDITORS

         Pritchett, Siler & Hardy served as the Company's independent auditors for 1996. One or more representatives of Pritchett, Siler & Hardy are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

         Shareholders who wish to include proposals for action at the Company's 1998 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than November 10, 1997. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

PRESENTED BY MANAGEMENT

         Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

PRESENTED BY SHAREHOLDERS

         Pursuant to the Bylaws of the Company, only such business shall be conducted, and only such proposals shall be acted upon, at an annual meeting of shareholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a shareholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received at the principal executive offices of the Company not less than 60 days nor more than 120 days prior to the scheduled meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting has been given to shareholders, then notice of the proposed business matter must be received not later than 10 days after the mailing of notice of the meeting or such public disclosure. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting,
(b) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by the shareholder on the date of such shareholder notice and by other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

         Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card. Any questions should be addressed to Investor Relations, at 100 N. Tampa St., Suite 3550, Tampa, Florida 33602, telephone
(813) 277-9199.






                                   David L. Redmond
                                   Secretary

Tampa, Florida
May 2, 1997

                                   EXHIBIT 1

                                   AGREEMENT


         THIS AGREEMENT is made effective this 21st day of March, 1997, between Bicoastal Holding Company, a Cayman Islands corporation (hereinafter "BICOASTAL"), and CIMETRIX Incorporated, a Nevada corporation located at 100 North Tampa Street, Suite 3550, Tampa, Florida 33602 (hereinafter "CIMETRIX").

                                    RECITALS

         Whereas, BICOASTAL employs Paul A. Bilzerian (hereinafter "Bilzerian") under that certain employment agreement, dated January 1, 1993; and

         Whereas, CIMETRIX desires to utilize Bilzerian from time to time as an officer, director, and/or management consultant to CIMETRIX; and

         Whereas, CIMETRIX desires to utilize other BICOASTAL employees for various tasks and projects.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, BICOASTAL and CIMETRIX covenant and agree as follows:

         1. BICOASTAL agrees to exercise its warrants to purchase six hundred thousand shares of Cimetrix stock and BICOASTAL hereby represents that the present owners of the remaining warrants to purchase five million four hundred thousand shares of Cimetrix common stock have agreed to exercise their warrants for a collective exercise price of one million dollars.

         2. CIMETRIX agrees to purchase from BICOASTAL two hundred thousand (200,000) shares of Cimetrix stock for $5.00 per share.

         3. BICOASTAL agrees to give Cowen & Company, Cimetrix's investment advisor, one hundred thousand (100,000) shares of Cimetrix common stock.

         4. BICOASTAL agrees to provide the full-time services of Bilzerian for a fee of $10,000 per month, and/or Terri L. Steffen for a fee of $4,000 per month, both of which shall be subject to the unilateral termination by Cimetrix on a month-to-month basis. This written Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties. The parties acknowledge and agree that none of them has made any representation with respect to the subject matter of this Agreement or any representations inducing its execution and delivery except such representations as are specifically set forth in this writing and the parties acknowledge that they have relied on their own judgment in entering into the same. The parties further acknowledge that any statements or representations that may have been made by any of them to the other are void and of no effect and that none of them has relied on such statements or representations in connection with its dealings with the other.

         5. It is agreed that no waiver or modification of this Agreement or of any covenant, condition, or limitation contained in it shall be valid unless it is in writing and duly executed by the party to be charged with it, and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party under it, unless such waiver or modification is in writing, duly executed as above. The parties agree that the provisions of this paragraph may not be waived except in writing.

         6. The parties agree that it is their intention and covenant that this Agreement and performance under it and all suits and special proceedings related to it be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         7. The Agreement shall be binding on and inure to the benefit of the respective parties and their executors, administrators, heirs, personal representatives, successors and assigns.

         8. This Agreement shall expire on March 21, 1999. There shall be no right to terminate this Agreement for any reason by either party hereto unless both parties agree in writing.

         9. This Agreement is not assignable by either party without the written consent of the other party.

         10. The parties hereto irrevocably agree that any legal action or proceeding hereunder, arising out of or in any manner relating to this Agreement, will be brought in the Federal District Court for the Middle District of Florida. The prevailing party of any such legal action or proceeding shall be entitled to reasonable attorneys fees and costs, including any appeals.

         11. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         12. The parties hereto warrant and represent that each has the legal capacity to enter into this Agreement and CIMETRIX further represents that its Board of Directors has authorized CIMETRIX to enter this Agreement.

         13. All of the terms of this Agreement and the Agreement itself are subject to the approval of the Cimetrix shareholders not later than June 1, 1997. In the event the Cimetrix shareholders fail to approve this Agreement, all of the transactions described herein shall be deemed rescinded.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the dates set forth below.

BICOASTAL HOLDING COMPANY:


By:
    --------------------------------------          ----------------------------
    Paul A. Bilzerian, President                    Date



CIMETRIX, INC.:


By:
    --------------------------------------          ----------------------------
    David L. Redmond                                Date
    Executive Vice President

                                   EXHIBIT 2

                             CIMETRIX INCORPORATED
                               STOCK OPTION PLAN

         This Stock Option Plan ("Plan") is created as of January 1, 1995, by Cimetrix Incorporated, a Nevada Corporation, for the benefit of each person who becomes a participant in the Plan.

         1.      Purpose; Effective Date.

                 (a) The purpose of this Plan is to provide long-term incentive compensation to certain employees, directors, officers and consultants, so that the Company may attract and retain the services of qualified persons on whom the Company will depend for its continued success.

                 (b) This Plan will become effective on the later of (i) January 1, 1995; or (ii) the date the Plan is adopted by the Company's Board of Directors; provided, however, that unless approved by the Company's stockholders within 12 months after the effective date, this Plan and any options granted pursuant to it shall be void ab initio.

         2. Certain Definitions. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

                 (a) "10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provision set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its subsidiaries.

                 (b) "1933 Act" means the Federal Securities Act of 1933, as amended.

                 (c)      "Board" means the Board of Directors of the Company.

                 (d) "Code" means the Internal Revenue Code of 1986, as amended.

                 (e) "Committee" means a committee appointed by the Board, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board.

                 (f)      "Company" means Cimetrix Incorporated, a Nevada
         Corporation.

                 (g) "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code.

                 (h) "Eligible Participants" means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries.

                 (i) "Option" means an option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option.

                 (j) "Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan.

                 (k) "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option.

                 (l) "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option.

                 (m) "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan.

                 (n)      "Plan" means this Stock Option Plan of the Company.

                 (o) "QDRO" has the same meaning as "qualified domestic relations order" as defined in Section 414(p) of the Code.

                 (p) "Stock" means shares of the Company's Common Stock $0.0001 par value.

                 (q) "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code.

                 (r) "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgments against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

         3. Eligibility. The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant. Nothing herein contained shall require the Company to grant any Option to any Eligible Participant, and the Company's decision whether to do so shall be solely in the Committee's discretion.

         4.      Administration.

                 (a) Committee. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder in the same manner as the Board may take other actions under the Company's Charter and By-laws generally.

                 (b) Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Charter, By-laws, and this Plan, and the specific limitations on such discretion set forth herein:

                 (i) to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

                 (ii) to determine the period or periods of time during which options may be exercised, the Option Price and the duration of such Options, and other matters to determine by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan; and

                 (iii) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan.

                 (c) Limitation on Authority. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to grant Options to any of its members, whether or not approved by the Board.

                 (d) Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company, and a Spousal Consent, if the Optionee is married. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

         5.      Shares Reserved for Options.

                 (a) Option Pool. The aggregate number of shares of Options Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed One Million Nine Hundred Ninety-three Thousand Eight Hundred Sixteen (1,993,816) shares of Stock (the "Option Pool"), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

                 (b) Adjustments Upon Changes. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reserve stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and
         (iii) other rights and matters determined on a per share basis under this Plan or any Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

         6. Terms of Stock Option Agreements. Each option granted pursuant to this Plan will be evidenced by an agreement (an "Option Agreement") between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

                 (a) No Promise of Employment. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries.

                 (b) Vesting Periods. Unless the Option Agreement executed by an Optionee expressly otherwise provides and except as set forth herein, the right to exercise an Option granted hereunder will be subject to the following Vesting Periods, subject to the Optionee continuing to be an Eligible Participant and the occurrence of any other event (including the passage of time) that would result in the cancellation or termination of the option:

                 (i) no portion of the Option will be exercisable prior to the first anniversary of the grant date set forth in the Option Agreement;

                 (ii) the Option will become exercisable on a cumulative basis as to fifty percent (50%) of the Option Stock on each of the first and second anniversaries of such grant date, so that the Option will have become fully exercisable, subject to the Optionee's remaining an Eligible Participant, on the second anniversary of such grant date.

                 (c)      Exercise of the Option.

                 (i) Mechanics and Notice. An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 6(c)(ii) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1993 Act, or any other applicable law, regulation or rule of any governmental agency.

                 (ii) Withholding Taxes. As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an Option granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Employee's tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), "tax withholding liability" will mean all federal and state income taxes, social security and unemployment taxes, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

                 (d) Payment of Option Price. Each Option Agreement will specify the Option Price with respect to the exercise of the Option and the purchase of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price hereunder be less than 50% of the closing trade price of the Company's common stock on the date the Option is granted; provided, however, that this restriction shall apply only to Options granted to officers, directors and 10% shareholders. The Option Price will be payable to the Company in United States legal tender in case of payment by check, or in such other form of legal consideration as may be approved by the Committee, in its discretion.

                 (e) Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable (the "Option Period"); provided that the Option Period will not exceed five years from the date of the grant, and if no Option Period is specified in the Option Agreement, the Option Period shall be deemed to be five years from the date of grant. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate, if earlier: (i) on the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability; or (ii) twelve months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability. In the event of a sale of all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation (a "Corporate Transaction"), then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction.

                 (f) Options Nontransferable. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution, or pursuant to a QDRO. During the lifetime of the Optionee, the Option will be exercisable only by the Optionee, or the transferee if there has been a Transfer pursuant to a QDRO.

                 (g) Qualification of Stock. If, at any time, the Board determines, in its discretion, that the listing, registration or qualification of the Option Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of any Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion. If the Board determines that disclosure materials must be provided to any Optionee prior to the exercise of any Option, the Board may delay the exercise of such Option until such materials are prepared and distributed.

                 (h) Additional Restrictions on Transfer. By accepting Options or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

                 (i) Securities Act of 1933. The Optionee understands that the shares of the Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optionee understands that the Company is under no obligation to register the shares of Option Stock, and that, absent such registration, the Option Stock will only be transferable in accordance with the provisions of Rule 144 of the Securities and Exchange Commission.

                 (ii) Other Applicable Laws. The Optionee further understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

                 (iii) Investment Intent. Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder: (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, and the Optionee may not Transfer the Option Stock other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one other than the Optionee will have any beneficial interest in the Option Stock; and (3) the Optionee has no present intention of disposing of the Option Stock at any particular time.

                 (i) Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from the applicable securities administrator or other official of each state in which an Eligible Participant would be granted an Option hereunder prior to such grant.

                 (j) Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section (j) have been complied with.

                 (k) Notices. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Chief Financial Officer, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government, or when actually delivered if not mailed.

                 (l) Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

         7. Proceeds from Sale of Stock. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

         8. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, materially alter or impair any rights or obligations under any Option theretofore granted under this Plan.

         9. Amendment and Discontinuance. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 5(b) hereof) the maximum aggregate number of shares of Option Stock in the Option Pool that may be issued under Options granted pursuant to this Plan or materially increase the benefits accruing to Plan participants or materially modify eligibility requirements for the participants. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

         10. Plan Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under such Act. To the extent any provision of the Plan or action by the Plan administrators fails so to comply, it shall be deemed null and void.

         11. Copies of Plan. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.


Date Plan Adopted by Board of Directors: December 21, 1994
Date Plan Approved by Stockholders: July 29, 1995

                             AMENDMENT NO. 1 TO THE
                             CIMETRIX INCORPORATED
                               STOCK OPTION PLAN

         This Amendment No. 1 to the Cimetrix Incorporated Stock Option Plan is made as of March 21, 1997, by Cimetrix Incorporated, a Nevada corporation for the benefit of each person who becomes a participant in the Plan.

         WHEREAS, Cimetrix Incorporated created a Stock Option Plan for the benefit of Eligible Participants; and

         WHEREAS, the Company believes that it is in the best interests of the Company and the participants in the Plan to amend the Plan;

         NOW, THEREFORE, Section 5 (a) of the Plan is hereby amended to read as follows:

                 (a) Option Pool. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed Two Million Five Hundred Thousand (2,500,000) shares of Stock (the "Option Pool"), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or a part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

Date Amendment adopted by Board of Directors: March 21, 1997
Date Amendment approved by Shareholders: _____________________________, 1997

                                   EXHIBIT 3


No. Twenty

                             STOCK PURCHASE WARRANT

         BY THESE PRESENTS, CIMETRIX INCORPORATED, a Nevada corporation ("Issuer"), hereby grants to DAVID L. REDMOND ("Holder"), a resident of Hillsborough County, Florida, the right to purchase, during the term hereof on the terms and conditions herein contained, Three Hundred Twenty-five Thousand shares of the Issuer's common capital stock, $0.0001 par value, for Six and no/100 Dollars ($6.00) per share (the "Warrant Price"). This Warrant may be exercised in whole or in part by presentation of this Warrant duly endorsed, to Issuer at 6979 South High Tech Drive, Midvale, Utah 84047, together with payment of the Warrant Price prior to 5:00 P.M. on June 30, 1999. Any portion hereof not exercised prior to such date and time shall lapse. Payment shall be made in such United States coin or currency that at the time of payment constitutes legal tender for the payment of public or private debt, or such other property as may be agreed by Issuer and Holder. Upon any partial exercise hereof, Issuer shall execute and deliver to Holder a replacement Warrant for the shares with respect to which this Warrant is not exercised, and which shall be exercisable during the remainder of the term hereof in accordance with the terms and conditions herein contained. The right to exercise this Warrant and purchase shares as provided herein will be subject to the following Vesting Periods, subject to the Holder continuing to be employed by the Issuer throughout such Vesting Periods:

         (i) no portion of the Warrant will be exercisable prior to April 15, 1998;

         (ii) the Warrant will become exercisable on a cumulative basis as to fifty percent (50%) of the shares on each of the first and second anniversaries of the date hereof, so that the Warrant will become fully exercisable, subject to the Holder's continuing employment, on April 15, 1999.

If Holder voluntarily terminates employment with the Issuer other than because of death or disability, this Warrant shall become void and of no effect as to any portion hereof that is then not exercised; provided, however, that if the Holder terminates employment because of death or disability, any vested portion of this Warrant may be exercised prior to the natural expiration hereof, but no portion hereof shall thereafter vest. If Holder 's employment by Issuer is terminated by Issuer for any reason and with or without cause, this Warrant shall immediately vest. Nothing contained in this Warrant shall confer upon Holder any right with respect to the continuation of his status as an employee, director, or officer of the Issuer. In the event of a sale or all or substantially all of the assets of the Issuer, or a merger or consolidation or other reorganization in which the Issuer is not the surviving corporation, or in which the Issuer becomes a subsidiary of another corporation (any of the foregoing events, a "Corporate Transaction"), then notwithstanding anything else herein contained, the right to exercise all this Warrant will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction.

         The Holder understands that the shares of stock that may be purchased hereunder have not been registered under the Securities Act of 1933 (the "1933 Act"), and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Holder understands that the Issuer is under no obligation to register the shares of stock that may be purchased hereunder, and that, absent such registration, the shares will only be transferable in accordance with the provisions of Rule 144 of the Securities and Exchange Commission and any other available exemptions from registration under the 1933 Act and applicable state laws. Unless a registration statement is in effect with respect to the sale of shares obtained through exercise of this Warrant: (1) Upon exercise of any portion hereof, the Holder must purchase the shares for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; and (2) the Holder must have no present intention of disposing of the shares at any particular time. Certificates representing the shares issued pursuant to the exercise of this Warrant will bear all legends required by law. This Warrant is not transferable at any time, except in accordance with applicable securities laws of the United States and the several states. This Warrant is not registered under applicable securities laws of the United States or any state, and can not, therefore, be transferred absent such registration or the receipt by the Issuer of an opinion of counsel for the Issuer that an exemption from such registration is available. Any permitted transferee shall take its interest subject to the terms and conditions hereof.

         This Warrant does not entitle the Holder hereof to any of the rights of a shareholder of the Issuer. Such rights may be obtained only by exercise of this Warrant and payment of the Warrant Price.

         If the Issuer shall, at any time prior to the exercise or expiration hereof, subdivide its outstanding shares of stock or issue a stock dividend, the Warrant Price shall be decreased proportionately at the close of business on the date of the subdivision or issuance of the stock dividend. If the Issuer shall, at any time prior to the exercise or expiration hereof, combine its outstanding shares of stock, the Warrant Price shall be increased proportionately at the close of business on the date of the combination. If the Issuer shall, at any time prior to the exercise or expiration hereof, distribute any rights or warrants to all holders of its outstanding shares of stock, which rights or warrants entitled them to acquire additional shares of common stock at a price per share lower than the Warrant Price on the record date of the distribution, then the Warrant Price shall be adjusted proportionately at the close of business on the record date for determining stockholders entitled to the distribution. If the Issuer shall, at any time prior to the exercise or expiration hereof, be a party to a merger or other reorganization pursuant to which its common stock is converted into any other form, the Holder shall, upon payment of the Warrant Price, be entitled to convert the shares that would otherwise be acquired upon exercise hereof, into such other form.

         Any notice to be given to the Issuer under the terms hereof will be addressed to the Issuer at its principal executive office, Attention:
President, or at such other address as the Issuer may designate in writing. Any notice to be given to Holder will be addressed to Holder at the address provided to the Issuer by the Holder. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

         Notwithstanding anything to the contrary herein contained, issuance of this Warrant shall be subject to the ratification of the shareholders of the Issuer at the 1997 annual meeting of shareholders. If the Issuer's shareholders fail to ratify the issuance of this Warrant, this Warrant shall be null and void.

         DATED as of the 15th day of April, 1997.



                                     CIMETRIX INCORPORATED, a Nevada corporation



                                     By:
                                         ---------------------------------------
                                         Paul A. Bilzerian, President

                                                                        APPENDIX

                                    PROXY
                                    ------

I, ______________________, as shareholder of common stock of Cimetrix Incorporated (the "Company"), revoke any previous proxies and appoint Douglas
A. Davidson, Paul A. Johnson, Dr. Ron Lumia, David Redmond, and Paul A. Bilzerian, and each of them, as my proxy to attend the annual meeting of shareholders of the Company to be held on May 31, 1997 and any adjournment thereof, and to represent, vote, consent, and otherwise act for me and for my shares in the same manner and with the same effect as if I am personally present. Without limiting the generality of the foregoing, my proxy shall vote as follows on the following matters:

1.  Ratification of the Company's agreement with Bicoastal Holding Company.

[ ] FOR                             [ ] AGAINST                      [ ] ABSTAIN


2.  Approval of Amendment to the Company's Stock Option Plan.

[ ] FOR                             [ ] AGAINST                      [ ] ABSTAIN


3.  Ratification of the Company's issuance of warrants to David L. Redmond.

[ ] FOR                             [ ] AGAINST                      [ ] ABSTAIN


4. Ratification of the Company's issuance of stock options to non-employee directors.

[ ] FOR                             [ ] AGAINST                      [ ] ABSTAIN


5. Election of the Company's nominees (Paul A. Bilzerian, Douglas A. Davidson, Paul A. Johnson, Dr. Ron Lumia, and David L. Redmond), for directors.

[ ] FOR                             [ ] AGAINST                      [ ] ABSTAIN


and if I have voted against of abstained from voting on the election of directors, such vote against or abstention shall apply only to the following named persons: ____________________________; provided, that if no persons are named, then such vote against or abstention applies to all nominees, and my proxy is hereby instructed to vote for _____________________________ in the order named, and if no prsons are named, my proxy is instructed to vote for any and all nominees as he sees fit.

I authorize my proxy to substitute any other person to act under this proxy, to revoke any substitution, and to file this proxy or any substitution or revocation with the corporation. This proxy and the authority represented herein may be revoked at any time by the undersigned. I acknowledge receipt of the Company's Proxy Statement and Annual Report.

THIS PROXY IS SOLICITED BY THE CORPORATION'S BOARD OF DIRECTORS. UNLESS OTHERWISE INSTRUCTED, THE PROXY WILL VOTE IN FAVOR OF ALL PROPOSALS.

DATED:                    , 1997.
      ---------------------




                                  ------------------------------------
                                  Shareholder's Signature

---------------------             ------------------------------------
Number of Shares                  Name (Please Print)